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As filed with the Securities and Exchange Commission on March 25, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOKIA CORPORATION
(Exact name of registrant as specified in its charter)

Republic of Finland (State or other jurisdiction of incorporation or organization)	Not Applicable) (I.R.S. Employer Identification Number

Keilalahdentie 4, P.O. Box 226, FI-00045 Nokia Group, Espoo, Finland
+ 358-7-1800-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Louise Pentland
Nokia Holding, Inc.
6000 Connection Drive
Irving, Texas 75039
+1 972 894 5000

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

Pamela M. Gibson
Shearman & Sterling (London) LLP
Broadgate West
9 Appold Street, London EC2A 2AP
+44 207 655 5000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Debt Securities	$		$$0

(1)
There is being registered under this registration statement such indeterminate principal amount of debt securities as may from time to time be offered at indeterminate prices.

(2)
In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

NOKIA CORPORATION

DEBT SECURITIES

        We may from time to time offer to sell our debt securities covered by this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide specific terms of the debt securities to be offered in supplements to this prospectus or possibly other offering material. The prospectus supplements may also add to, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our debt securities.

        Our ordinary shares are listed on the Helsinki Stock Exchange under the symbol "NOK1V." American Depository Shares, each representing one of our shares, are traded on the New York Stock Exchange under the symbol "NOK."

        Investing in our debt securities involves risks that are described in the "Risk Factors" section of our annual reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS MARCH 25, 2008.

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 ("Financial Promotion") Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

        In any member state of the European Economic Area (the "EEA") that has implemented Directive 2003/71/EC (together with any applicable implementing measures in any member state, the "Prospectus Directive") this communication is only addressed to and is only directed at qualified investors in that member state within the meaning of the Prospectus Directive.

        This prospectus has been prepared on the basis that all offers of securities made pursuant to it will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus for offers of securities. Accordingly, any person making or intending to make any offer within the EEA of securities pursuant to this prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer.

        In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for him may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilizing manager or any agent of his to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

ABOUT THIS PROSPECTUS

        The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which it is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a debt security.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Each time we sell or issue debt securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of that specific offering of debt securities and the specific manner in which they may be offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any applicable pricing supplement may also contain information about any material US federal income tax considerations relating to the debt securities described in the prospectus supplement. You should read both this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the additional information described under "Where You Can Find More Information," before making an investment decision. This prospectus may not be used to sell our debt securities unless it is accompanied by a prospectus supplement.

        In this prospectus and any prospectus supplement, any reference to "we," "us," "the Group" or "Nokia" means Nokia Corporation and its subsidiaries on a consolidated basis, except where we make clear that the term means Nokia Corporation or a particular subsidiary or business group only.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the debt securities offered under this prospectus. That registration statement can be read at the SEC's web site (www.sec.gov) or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

        In this prospectus and any prospectus supplement, references to "EUR," "euro" or "€" are to the common currency of the European Economic and Monetary Union and references to "dollars," "USD" or "$" are to the currency of the United States.

LIMITATION ON ENFORCEMENT OF US LAWS AGAINST US, OUR MANAGEMENT
AND OTHERS

        We are a Finnish corporation. Most of our directors and a majority of our executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States or in actions for enforcement of judgments of US courts, liabilities predicated solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports with, and furnish periodic reports, proxy materials and other information to, the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file or furnish at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until we complete our offerings of the debt securities:

  •
  our annual report on Form 20-F for the year ended December 31, 2007;

  •
  any future reports on Form 6-K that indicate they are incorporated into this registration statement; and

  •
  any future annual reports on Form 20-F that we may file with the SEC under the Exchange Act, until we terminate our offerings of the debt securities.

        Our annual report on Form 20-F and our reports filed or furnished on Form 6-K are available free of charge on our Internet website, located at http://www.nokia.com. We have included our website address as an inactive textual reference only. The contents of the website are not incorporated by reference into this prospectus. You may request a copy of these filings at no cost by contacting us at the following address or telephone number:

  Nokia
  Investor Relations US Main Office
  102 Corporate Park Drive
  White Plains, NY 10604
  USA
  +1 914 368 0555

FORWARD-LOOKING STATEMENTS

        We may from time to time make written or oral "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act", and Section 21E of the Exchange Act, including statements contained in filings with the SEC, in reports to shareholders and in press releases and investor Webcasts. Certain statements herein which are not historical facts, including, without limitation, those regarding the timing of product, services and solution deliveries; our ability to develop, implement and commercialize new products, services, solutions and technologies; expectations regarding market growth, developments and structural changes; expectations regarding our mobile device volume growth, market share, prices and margins; expectations and targets for our results of operations; the outcome of pending and threatened litigation; expectations regarding the successful completion of contemplated acquisitions on a timely basis and our ability to achieve the set targets upon the completion of such acquisitions; and statements preceded by "believe," "expect," "anticipate," "foresee," "target," "estimate," "designed," "plans," "will" or similar expressions are forward-looking statements.

        These statements are based on management's best assumptions and beliefs in light of the information currently available to it. Because they involve risks and uncertainties, actual results may differ materially from the results that we currently expect. Factors that could cause these differences include, but are not limited to:

  1.
  competitiveness of our product, service and solutions portfolio;

  2.
  the extent of the growth of the mobile communications industry and general economic conditions globally;

  3.
  the growth and profitability of the new market segments that we target and our ability to successfully develop or acquire and market products, services and solutions in those segments;

  4.
  our ability to successfully manage costs;

  5.
  the intensity of competition in the mobile communications industry and our ability to maintain or improve our market position or respond successfully to changes in the competitive landscape;

  6.
  the impact of changes in technology and our ability to develop or otherwise acquire complex technologies as required by the market, with full rights needed to use;

  7.
  timely and successful commercialization of complex technologies as new advanced products, services and solutions;

  8.
  our ability to protect the complex technologies, which we or others develop or that we license, from claims that we have infringed third parties' intellectual property rights, as well as our unrestricted use on commercially acceptable terms of certain technologies in our products, services and solution offerings;

  9.
  our ability to protect numerous Nokia and Nokia Siemens Networks patented, standardized or proprietary technologies from third-party infringement or actions to invalidate the intellectual property rights of these technologies;

  10.
  Nokia Siemens Networks' ability to achieve the expected benefits and synergies from its formation to the extent and within the time period anticipated and to successfully integrate its operations, personnel and supporting activities;

  11.
  whether, as a result of investigations into alleged violations of law by some current or former employees of Siemens AG ("Siemens"), government authorities or others take further actions against Siemens and/or its employees that may involve and affect the carrier-related assets and employees transferred by Siemens to Nokia Siemens Networks, or there may be undetected additional violations that may have occurred prior to the transfer, or ongoing violations that may have occurred after the transfer, of such assets and employees that could result in additional actions by government authorities;

  12.
  any impairment of Nokia Siemens Networks customer relationships resulting from the ongoing government investigations involving the Siemens carrier-related operations transferred to Nokia Siemens Networks;

  13.
  occurrence of any actual or even alleged defects or other quality issues in our products, services and solutions;

  14.
  our ability to manage efficiently our manufacturing and logistics, as well as to ensure the quality, safety, security and timely delivery of our products, services and solutions;

  15.
  inventory management risks resulting from shifts in market demand;

  16.
  our ability to source sufficient amounts of fully functional components and sub-assemblies without interruption and at acceptable prices;

  17.
  any disruption to information technology systems and networks that our operations rely on;

  18.
  developments under large, multi-year contracts or in relation to major customers;

  19.
  economic or political turmoil in emerging market countries where we do business;

  20.
  our success in collaboration arrangements relating to development of technologies or new products, services and solutions;

  21.
  the success, financial condition and performance of our collaboration partners, suppliers and customers;

  22.
  exchange rate fluctuations, including, in particular, fluctuations between the euro, which is our reporting currency, and the US dollar, the Chinese yuan, the UK pound sterling and the Japanese yen, as well as certain other currencies;

  23.
  the management of our customer financing exposure;

  24.
  allegations of possible health risks from electromagnetic fields generated by base stations and mobile devices and lawsuits related to them, regardless of merit;

  25.
  unfavorable outcome of litigations;

  26.
  our ability to recruit, retain and develop appropriately skilled employees;

  27.
  the impact of changes in government policies, laws or regulations; and

  28.
  our ability to effectively and smoothly implement our new organizational structure;

as well as the risk factors specified in our annual report on Form 20-F for the year ended December 31, 2007 which is incorporated by reference in this prospectus.

        Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. We do not undertake any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in our annual report on Form 20-F for the year ended December 31, 2007 which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also carefully consider any additional risks discussed or incorporated by reference in this prospectus and any applicable prospectus supplement, together with all the information contained or incorporated by reference in this prospectus or any such prospectus supplement.

USE OF PROCEEDS

        Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of our debt securities for general corporate purposes, including working capital requirements, repayment of borrowings, capital expenditures, acquisitions and stock repurchases.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for each of the five most recent fiscal years.

	Year ended December 31,
	2003	2004	2005	2006	2007
Ratio of earnings to fixed charges	45.1	47.7	48.2	49.9	55.3

DESCRIPTION OF THE DEBT SECURITIES

        The terms of any series of debt securities that we offer will be described in the prospectus supplement to be attached to the front of this prospectus.

PLAN OF DISTRIBUTION

        We may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to us will also be set forth in the prospectus supplement.

        If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

        Securities may also be sold through agents designated by us from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Nokia in the ordinary course of business.

Selling Restrictions

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer;

  (d)
  if the denomination per security being offered amounts to at least €50,000; or

  (e)
  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

        The securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

        In connection with particular offerings of the debt securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for Nokia by Shearman & Sterling (London) LLP, London, England.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers Oy, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers.

        The Articles of Association of the registrant contain no provisions under which any member of the board of directors or officers is indemnified in any manner against any liability which he may incur in his capacity as such. Article 12 of the Articles of Association of the registrant, however, provides inter alia, that the "Annual General Meeting shall . . . take resolutions on . . . discharging the members of the board of directors and the President from liability."

        The registrant maintains liability insurance for its board of directors and certain of its officers. Such persons are insured against liability for "wrongful acts," including breach of duty, breach of trust, neglect, error and misstatement.

Item 9.    Exhibits.

        The exhibits to this registration statement are listed on the Index to Exhibits to this registration statement, which Index to Exhibits is hereby incorporated by reference.

Item 10.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the registration statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (7)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (8)
  That:

  (i)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (ii)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b) of the Act.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Nokia Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Helsinki, Finland, on March 25, 2008.

NOKIA CORPORATION (Registrant)
By:	/s/ OLLI-PEKKA KALLASVUO Olli-Pekka Kallasvuo Title: President and Chief Executive Officer (Principal Executive Officer)
By:	/s/ RICHARD A. SIMONSON Richard A. Simonson Title: Executive Vice President, Chief Financial Officer (Principal Financial Officer)

POWERS OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard A. Simonson and Kaarina Ståhlberg to act as his/her true and lawful attorney-in-fact and agent, with full power of substitution, for him/her and in his/her name, place and stead, in any and all such capacities, to sign any and all amendments, including post-effective amendments, and supplements to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as s/he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2008.

Signature	Title

/s/ OLLI-PEKKA KALLASVUO Olli-Pekka Kallasvuo	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ RICHARD A. SIMONSON Richard A. Simonson	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)

/s/ JORMA OLLILA Jorma Ollila	Chairman of the Board of Directors
/s/ DAME MARJORIE SCARDINO Dame Marjorie Scardino	Vice Chair of the Board of Directors
/s/ GEORG EHRNROOTH Georg Ehrnrooth	Director
/s/ LALITA D. GUPTE Lalita D. Gupte	Director
/s/ DR. BENGT HOLMSTRÖM Dr. Bengt Holmström	Director
/s/ PROF. DR. HENNING KAGERMANN Prof. Dr. Henning Kagermann	Director
/s/ PER KARLSSON Per Karlsson	Director
/s/ KEIJO SUILA Keijo Suila	Director
/s/ VESA VAINIO Vesa Vainio	Director
/s/ LOUISE PENTLAND Louise Pentland	Authorized Representative in the United States

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting Agreement*
4.1	Form of Indenture
5.1	Opinion of Shearman & Sterling (London) LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers Oy
23.2	Consent of Shearman & Sterling (London) LLP (included in Exhibit 5.1)
24.1	Powers of Attorney as set forth on the signature pages of this registration statement
25.1	Statement of Eligibility of Trustee for the debt securities*

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
LIMITATION ON ENFORCEMENT OF US LAWS AGAINST US, OUR MANAGEMENT AND OTHERS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
FORWARD-LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 8. Indemnification of Directors and Officers.
  Item 9. Exhibits.
  Item 10. Undertakings.
SIGNATURES
POWERS OF ATTORNEY
INDEX TO EXHIBITS